ARTICLES OF AMENDMENT

                          TO ARTICLES OF INCORPORATION

                                       OF

                           PAGE IMPERO HOLDINGS, INC.

                  (Changed herein to "CHINA CONTINENTAL, INC.")


     In accordance with Section 16-10-57 of the Utah Code Annotated, 1953, as amended, Page Impero Holdings, Inc. (the "Corporation"), a Utah corporation, does hereby adopt the following amendment (the "Amendment") to the Articles of Incorporation.

     1. The Articles of Incorporation of the Corporation are hereby amended by deleting Article I in its entirety and inserting the following in lieu thereof:

                                    ARTICLE I

                                      NAME

     The name of the Corporation hereby created shall be:

                            "CHINA CONTINENTAL, INC."

     2.   Except  as  specifically   provided  herein,   the  provision  of  the
          Corporation's Articles of Incorporation shall remain unamended and shall continue in full force and effect.

     3. By execution of these Articles of Amendment to the Articles of Incorporation, the president and assistant secretary of the Corporation do hereby certify that the foregoing Amendment to the Articles of Incorporation were adopted as an Amendment to the original Articles of Incorporation of the Corporation by the shareholders of said Corporation at a special meeting of the shareholders of the Corporation held on December 31, 1993. As of December 10, 1993, the record date for such meeting, there was a total of 22,330,000 shares of the Corporation's common stock issued and outstanding, of which 20,030,000 voted for the adoption of the foregoing Amendment to the Articles of Incorporation, and no shares were voted against the Amendment.

     IN WITNESS WHEREOF, the foregoing Articles of Amendment to the Articles of Incorporation of Page Impero Holdings, Inc. have been executed this 31st day of December 1993.

ATTEST:                                              PAGE IMPERO HOLDINGS, INC.

/s/ Hank Vanderkam                                   /s/ Larry Eastland
-----------------------------------                  ---------------------------
Hank Vanderkam, Assistant Secretary                  Larry Eastland, President

STATE OF TEXAS    )
                  )
COUNTY OF HARRIS  )

     On this 31st day of December 1993, personally appeared before Larry Eastland and Hank Vanderkam, who being by me duly sworn did say, each for themselves, that he, the said Larry Eastland, is the president, and he, the said Hank Vanderkam, is the assistant secretary, respectively, of Page Impero Holdings, Inc., and that they are the persons who executed the foregoing Articles of Amendment to the Articles of Incorporation for and on behalf of Page Impero Holdings, Inc. and that the statements contained therein are true.

     WITNESS MY HAND AND OFFICIAL SEAL.

                                                     /s/ Kellye Bronstrop
                                                     ----------------------
                                                     Notary Public
                                                     Residing in Texas

My Commission Expires:

4-17-97

                            ARTICLES OF INCORPORATION

                                       OF

                              LINCOLN CAPITAL, INC.

     We, the undersigned, natural persons over the age of twenty-one (21) years, acting as incorporators of a Corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such Corporation.

                                    ARTICLE I
                                   -----------
                                CORPORATION NAME
                                ----------------

     The name of the Corporation is LINCOLN CAPITAL, INC.

                                   ARTICLE II
                                  ------------
                                    DURATION
                                   ----------

     The duration of the Corporation is perpetual.

                                   ARTICLE III
                                  -------------
                                GENERAL PURPOSES
                               ------------------

     The purposes for which this Corporation is organized are (1) to engage in the acquisition of any type of assets and properties, (2) to acquire or merge into an existing business, (3) to purchase, own, lease, manage, sell, operate, invest in, develop and produce any and all real property, personal property, mineral oil and gas property and all matters related or ancillary thereto, (4) to develop, research, produce, distribute, market, and license products, equipment, and services and all matters related or ancillary thereto, (5) to design, develop and manufacture scientific products, and (6) to do all things and engage in all lawful transactions which a Corporation organized under the laws of the State of Utah might do or engage in even though not expressly stated herein.

                                   ARTICLE IV
                                  ------------
                                AUTHORIZED SHARES
                               -------------------

     The aggregate number of shares the Corporation shall have authority to issue is one billion (1,000,000,000) shares with a par value of $0.001 per share. All stock of the Corporation shall be of the same class with the same rights and preferences. Any stock of the Corporation which is fully paid shall not be subject to further call or assessment for any purpose.

                                    ARTICLE V
                                   -----------
                            COMMENCEMENT OF BUSINESS
                            -------------------------

     The Corporation will not commence business until at least One Thousand and no/100 Dollars ($1,000) in cash has been received by it as consideration for the issuance of its shares.

                                   ARTICLE VI
                                  ------------
                           REGISTERED OFFICE AND AGENT
                          -----------------------------


     The post office address of the Corporation's initial registration office is 349 South 200 East, No. 310, Salt Lake City, Utah 84111.

     The name of its  initial  registered  agent at such  address  is R.  Gordon
Jones.

                                   ARTICLE VII
                                  -------------
                        ABOLISHMENT OF PRE-EMPTIVE RIGHTS
                       -----------------------------------

     The authorized and treasury stock of this Corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Any and all shareholders have no pre-emptive rights to acquire unissued shares of the stock of this Corporation.

                                  ARTICLE VIII
                                 --------------
                                    DIRECTORS
                                   -----------

     The number of directors constituting the initial Board of Directors of the Corporation is three (3), and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify, are:

         Paul Winger                                       R. Gordon Jones
         1726 South Jackson, Suite 309                     1130 East 7660 South
         Denver, Colorado 80210                            Midvale, Utah 84047

         Richard D. Casey
         2266 East 11660 South
         Sandy, Utah 84092

     The number of Directors of the Corporation is at least three (3), but not more than nine (9), as established by resolution of the Board of Directors.

                                   ARTICLE IX
                                  ------------
                                  INCORPORATORS
                                 ---------------

     The names and addresses of the incorporators are:

         Wallace T. Boyack                          Dennis Wright
         Suite 350, IBM Building                    Suite 350, IBM Building
         420 East South Temple                      420 East South Temple
         Salt Lake City, Utah 84111                 Salt Lake City, Utah 84111

                                  Merrill G. Hansen
                                  Suite 305, IBM Building
                                  420 East South Temple
                                  Salt Lake City, Utah 84111

                                    ARTICLE X
                                   -----------
                        OFFICERS AND DIRECTORS CONTRACTS
                       ----------------------------------

     No contract or other transaction between this Corporation and any other corporation or other business entity shall be affected because a Director or Officer of this Corporation is interested in or is a Director or Officer of such other corporation; and any Director or Officer, individually or jointly, may be a party to or may be interested in any Corporation or transaction of this Corporation or in which this Corporation is interested; and no contract or other transaction of this Corporation with any person, firm or corporation shall be affected because any Director or Officer of the Corporation is a party to or is interested in such contract, act or transaction or any way connected with such person, firm or corporation, and any person who may become a Director or Officer of this Corporation is hereby relieved from liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested, provided said Director or Officer acts in good faith.

                                   ARTICLE XI
                                  ------------
                         EXEMPTION FROM CORPORATE DEBTS
                        --------------------------------

     The private property of the shareholders shall not be subject to the payment of any Corporate debts to any extent whatsoever.

                                   ARTICLE XII
                                  -------------
                             CLASSES OF COMMON STOCK
                            -------------------------

     There shall be only one (1) class of common stock.

     DATED this 5th day of February 1986.

                                                     /s/ Dennis Wright
                                                     ---------------------------
                                                      Dennis Wright


                                                     /s/ Merrill G. Hansen
                                                     ---------------------------
                                                     Merrill G. Hansen


                                                     /s/ Wallace T. Boyack
                                                     ---------------------------
                                                     Wallace T. Boyack


     Subscribed and sworn to before me this 5th day of February 1986, appeared the foregoing incorporators.

                                                    /s/ Craig S. Cummings
                                                    ----------------------------
                                                    Notary Public
                                                    Residing at Salt Lake County

My Commission Expires:

12-4-88

                            ACCEPTANCE OF APPOINTMENT

                               AS REGISTERED AGENT

     The undersigned hereby accepts serving as initial registered agent for Lincoln Capital, Inc., a Utah corporation, as provided in Article VI of the Articles of Incorporation.

     Dated this 5th day of February 1986.


                                                     /s/ Gordon Jones
                                                     ---------------------------
                                                     Gordon Jones